UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2023, the Compensation Committee (the “Committee”) of Skyline Champion Corporation (the “Company”) approved the following increases in compensation for certain officers, effective January 9, 2023:

Base Salary Increases

The Committee approved the following base salary increases:

Name and Title	Former Salary	Base Salary as of January 9, 2023
Mark Yost, President and Chief Executive Officer	$ 710,000	$ 750,000
Laurie Hough, Executive Vice President, Chief Financial Officer and Treasurer	$ 475,000	$ 500,000
Joseph Kimmell, Executive Vice President, Operations	$ 375,000	$ 385,000
Tim Larson, Chief Growth Officer	$ 390,000	$ 400,000
Wade Lyall, Executive Vice President, Sales and Business Development	$ 375,000	$ 385,000
Robert Spence, Senior Vice Present, General Counsel and Secretary	$ 350,000	$ 400,000
Timothy Burkhardt, Vice President and Controller	$ 280,000	$ 300,000

Short-Term Incentive Cash Compensation

The Committee approved an increase in the annual incentive target percentage of the short-term incentive cash compensation for certain officers. Mr. Yost was increased from 100% to 133%, Ms. Hough was increased from 80% to 125%, Messrs. Kimmell and Lyall were increased from 80% to 140% and Mr. Spence was increased from 80% to 85%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date:	January 11, 2023	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary